Exhibit 23.2

DEGOLYER AND MACNAUGHTON
5001 SPRING VALLEY R OAD
SUITE 800 EAST
DALLAS, TEXAS 75244

February 26, 2020

Cimarex Energy Co.
1700 Lincoln Street, Suite 3700
Denver, CO 80203

Ladies and Gentlemen:

We hereby consent to the reference to DeGolyer and MacNaughton and to the reference to our independent evaluation of the proved oil, condensate, natural gas liquids, and gas reserves, as of December 31, 2019, estimated by Cimarex Energy Co. (“Cimarex”) that were presented in our report of third-party dated January 28, 2020 (“Letter Report”), under the headings “Business and Properties, Proved Reserves Estimation Procedures,” “Risk Factors,” and “Supplemental Information on Oil and Gas Producing Activities (Unaudited), Oil and Gas Reserve Information” and to the filing of our Letter Report as an exhibit in the Annual Report on Form 10-K of Cimarex for the fiscal year ended December 31, 2019.

We further consent to the incorporation by reference of our Letter Report in the Registration Statement on Form S-3 (No. 333-230048) and in the Registration Statements on Form S-8 (Nos. 333-100235, 333-125621, 333-174361, 333-196169, and 333-231840) of Cimarex (“Registration Statements”) and to the use of the name DeGolyer and MacNaughton under the heading of “Experts” in the Registration Statements.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716